Exhibit 99.1

Impact of Recent Internal Reorganization

As a result of an internal reorganization of the Company’s legal entity structure that occurred on December 24, 2018, Endo Finance became an entity which is disregarded as separate from a U.S. person, and as such the Company believes that each of the existing senior notes (the “Notes”) should thereafter be treated as debt of a U.S. person for U.S. federal income tax purposes. Consequently, the Company intends to treat interest paid on the Notes as U.S. source interest income for U.S. federal income tax purposes after December 24, 2018.

The U.S. federal income tax consequences of the internal reorganization to a holder of Notes depend in part on whether the above described internal reorganization of the Company’s legal structure resulted in a “deemed exchange” of the Notes. Generally, a modification of a debt instrument will be treated, for U.S. federal income tax purposes, as a “deemed exchange” of an old debt instrument for a new debt instrument if the modification is “significant” as determined for U.S. federal income tax purposes. The Company has taken the position that the above described internal reorganization did not result in a deemed exchange of “old” Notes for “new” Notes for U.S. federal income tax purposes. The Internal Revenue Service could, however, take the position that such internal reorganization resulted in a deemed exchange. If such a position were taken and sustained, the deemed exchange would be a taxable exchange for U.S. federal income tax purposes. Holders are urged to consult their tax advisors regarding the tax consequences to them if the internal reorganization were treated as a deemed exchange.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF NOTES. EACH HOLDER OF NOTES IS URGED TO CONSULT WITH ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN CONNECTION WITH THE INTERNAL REORGANIZATION AND HOLDING THE NOTES THEREAFTER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

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